Exhibit 10.2

Domtar Corporation Long-Term Incentive Plan (“LTIP”) – All Participants

Purpose

The purpose of the Domtar Corporation Long-Term Incentive Plan (the “Plan”) is to promote the interests of Domtar Corporation and its Subsidiaries (the “Company”) by (i) attracting and retaining executive personnel and other key employees for future services; (ii) motivating executive personnel and other key employees by means of performance-related incentives designed to achieve long-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Plan Eligibility

Each Employee (including any Officer of the Company) and eligible Director who, in the opinion of the Board, has the capacity to contribute to the successful performance of the future of the Company, is eligible to be a participant in the Plan (each, a “Participant”).

Vehicle(s)

Under the Plan, Performance and/or Service Awards (each, an “Award”) will be provided to eligible Participants, which will be dollar denominated units (or a unit denominated in the Participant’s local currency). The Performance Awards, or Performance Units, will be payable upon the achievement, in whole or in part, of the applicable Performance Goals, as determined by (or delegated to others by) the Board and the completion of the Performance Cycle. The Service Awards, or Restricted Units, will be payable upon the completion of the specified Restricted Period. Each unit is worth $1.00 (in the Participant’s local currency) at both the beginning and end of the Performance Cycle and/or Restricted Period, subject to the achievement of the applicable performance criteria. Each Award under this Plan will be evidenced by an Award Agreement that will specify the terms and conditions applicable to the Awards, including the applicable Restricted Period(s) and/or Performance Goals.

Timing of Payout

Awards will be paid out in cash as soon as practical following the end of the Performance Cycle or Restricted Period, as applicable, once the Board has approved the performance achievement (if applicable) and associated payout of the Award, and the Service-based vesting restrictions have lapsed. Performance Awards are to be settled in no event later than two and a half months after the end of the Performance Cycle.

If a Change in Control occurs, all amounts as determined shall be paid according to the provisions under the Change in Control section of the Plan.

Vesting Restrictions

The Board will establish relevant Service-based vesting requirements for each Performance Unit and Restricted Unit awarded under the Plan, during which the Participant is at risk of losing some or all of the Units awarded to such Participant upon a Termination of Service, subject to the Termination of Service and Change in Control sections of this Plan.

Performance Criteria

The Board will determine the applicable performance criteria (if any) to be measured (and the timing over which to measure), which can include quantitative goals and/or qualitative metrics that will be established with respect to each separate Performance Cycle (typically within the first 90 days of the period). Goals around target will be established for each individual year which will specify a threshold and a maximum performance achievement level and associated payout.

Performance Awards will be banked on a yearly basis, subject to each individual year’s performance attainment, with a full settlement after the last individual period has been completed.

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Domtar Corporation Long-Term Incentive Plan (“LTIP”) – All Participants

Termination of Service (excluding Change in Control)

Unless otherwise determined by the Board at or after the time an Award is granted or as set forth in the Award Agreement covering such Award, the following identifies the treatment of an Award upon the below termination scenarios:

Event	Treatment of Award	When Paid
Death

•  With respect to Performance Awards, the Participant’s estate shall be entitled to payment in respect of, and such Performance Awards will be deemed vested to the extent of:

Prior to the end of a Performance Cycle, 100% of the Performance Units relating to such Performance Cycle, multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the Performance Cycle through the date of the Participant’s death and the denominator of which is the number of days in the Performance Cycle, shall become fully vested.

After the end of any Performance Cycle but prior to the settlement date, the number of Performance Units that would have been payable with respect to the Performance Units relating to such Performance Cycle had the Participant’s Service continued until the settlement date, subject to achievement of the Goals, and the remainder of such Performance Units shall be forfeited and canceled as of the date of the Participant’s Termination of Service.

•  All Service Awards shall immediately vest.

•  Performance Awards shall be paid on the earlier of (1) the date the Performance Units would have been paid had the Participant remained in Service through the original payment date and (2) January 31 of the year following the Participant’s death.

•  Service Awards shall be paid (1) as soon as reasonably practicable after such Termination of Service or (2) if the Participant was a United States citizen or resident or the Participant’s Restricted Units are otherwise subject to United States federal income tax, on January 31 of the year following the Participant’s death.

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Domtar Corporation Long-Term Incentive Plan (“LTIP”) – All Participants

Event	Treatment of Award	When Paid
Disability

•   With respect to Performance Awards, the Participant shall be entitled to a payment in respect of, and such Performance Awards will be deemed vested to the extent of:

The number of Performance Units that would have vested had the Participant’s Service continued until the Vesting Date, subject to achievement of the Goals, multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the Performance Cycle through the date of the Participant’s termination due to Disability, and the denominator of which is the number of days in the Performance Cycle, and the remainder of the Performance Units shall be forfeited and canceled as of the date of such termination due to Disability.

•   All Service Awards shall immediately vest.

•   Any value of Performance Units that become payable shall be paid at the same time as the Performance Awards are paid to other Participants.

•   All Service Awards shall be paid (1) as soon as reasonably practicable after such Termination of Service or (2) if the Participant is a United States citizen or resident or the Participant’s Restricted Units are otherwise subject to United States federal income tax, on January 31 of the year following the Participant’s date of termination due to Disability.

Retirement

•   With respect to Performance Awards, the Participant shall be entitled to payment in respect of, and such Performance Awards will be deemed vested to the extent of:

The number of Performance Units that would have vested had the Participant’s Service continued until the Vesting Date, subject to achievement of the Goals, multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the Performance Cycle through the date of the Participant’s Retirement and the denominator of which is the number of days in the Performance Cycle, and the remainder of the Performance Units shall be forfeited and canceled as of the date of such Retirement.

•   Any value of Performance Units that become payable shall be paid at the same time as the Performance Awards are paid to other Participants.

•   Vested Service Awards shall be paid (1) as soon as reasonably practicable after such Termination of Service or (2) if the Participant is a United States citizen or resident or the Participant’s Restricted Units are otherwise subject to United States federal income tax, on January 31 of the year following the Participant’s Termination of Service.

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Domtar Corporation Long-Term Incentive Plan (“LTIP”) – All Participants

Event	Treatment of Award	When Paid

•   With respect to Service Awards, such Service Awards shall be deemed vested to the extent of the number of Restricted Units subject to such Service Award multiplied by a fraction, the numerator of which is the number of days elapsed from the date of grant of the Service Award through the date of the Participant’s Retirement and the denominator of which is the number of days from the grant date of the Service Award to the date such Service Award would have vested had the Participant’s Service continued through the original Service period, and the remainder of each such Restricted Units shall be forfeited and canceled as of the date of such Retirement.

Cause; Involuntary Termination; Voluntary Termination

•   If a Participant terminates Service with the Company, other than by reason of Death, Disability or Retirement, all Awards that are unvested (date of termination being prior to the end of the Restricted Period, or vest date) shall be immediately forfeited and canceled, effective as of the date of the Participant’s Termination of Service.

•   Awards that are vested (have exceeded the Restricted Period, or vest date) shall be deemed payable. Performance Awards are subject to satisfaction of the applicable Performance Goals.

•   Any value of vested Performance Units that become payable shall be paid at the same time as the Performance Awards are paid to other Participants.

•   Vested Service Awards shall be paid on the earlier of (1) the date the Service Award would have been paid had the Participant remained in Service through the original payment date and (2) if the Participant is a United States citizen or resident or the Participant’s Restricted Units are otherwise subject to United States federal income tax, on January 31 of the year following the Participant’s Termination of Service.

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Domtar Corporation Long-Term Incentive Plan (“LTIP”) – All Participants

Change in Control

Treatment. Unless otherwise determined by the Board or as otherwise provided in an Award Agreement, in the event of a Change in Control, all outstanding Awards shall be considered vested.

(i)	All outstanding Service Awards held by a Participant shall become vested and the Restricted Period on all such outstanding Service Awards shall lapse; and

(ii)	Each outstanding Performance Award held by a Participant:

•

With a Performance Cycle in progress or completed Performance Cycle at the time of the Change in Control, shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (1) such Participant’s target Award opportunity with respect to such Award for the Performance Cycle in question and (2) the level of actual achievement of the Performance Goals as of the date of the Change in Control (which Performance Goals shall be adjusted, if necessary or appropriate, to reflect the portion of the Performance Cycle that has been completed);

•

With a Performance Cycle that has not yet commenced at the time of the Change in Control, shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (1) such Participant’s target Award opportunity with respect to such Award for the Performance Cycle in question and (2) 100%;

•	All other Performance Awards that do not vest in accordance with this section shall lapse and be forfeited and canceled upon consummation of the Change in Control without any payment therefor.

With respect to any Award granted during the year in which the Change in Control occurs, unless otherwise determined by the Board prior to the Change in Control, the number of outstanding Awards held by a Participant that shall become vested, the number of Awards with respect to which the Restricted Period shall lapse and/or the number of Awards that shall become vested as provided in this section, shall be multiplied by a fraction, the numerator of which is the number of days elapsed from the first day of the calendar year in which the Change in Control occurs (or, if later, the date the Participant commenced Service) through the date of the Change in Control and the denominator of which is the number of days in such calendar year and (unless determined otherwise by the Board) the remainder of each such Award shall be forfeited and canceled without any payment as of the date of the Change in Control.

Settlement. Any amounts payable in respect of vested Awards shall be settled in cash to the Participant in full as soon as reasonably practicable, but in no event later than 15 business days following the Change in Control.

Termination for Business Reasons Prior to a Change in Control. Any Participant whose employment is terminated due to a Termination for Business Reasons within 3 months prior to the occurrence of a Change in Control shall be considered, solely for purposes of this section, an active employee and continuing in the Company’s employment until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

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Domtar Corporation Long-Term Incentive Plan (“LTIP”) – All Participants

Other Administrative Features

Plan Administration. The Plan shall be administered by the Board. The Board shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Board shall have complete discretion to adjust payouts for all Participants (upward or downward) as it deems appropriate. Determinations, interpretations or other actions made or taken by the Board under the Plan shall be final, binding and conclusive for all purposes and upon all Persons.

Power to Grant and Establish Terms of Awards. The Board shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Board may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

Delegation by the Board. The Board may delegate to the Chief Executive Officer of the Company, or to any duly constituted committee thereof, the powers, duties and responsibilities of the Board specified in this Plan, pursuant to such conditions and limitations as the Board may establish, and any determination, interpretation or other action taken by the Chief Executive Officer or such committee shall have the same effect hereunder as if made or taken by the Board; provided that the Chief Executive Officer shall not have the authority to administer the Plan or make any such determinations with respect to their own Awards under the Plan.

Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or its Affiliates operate, the Board may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Board’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Board. The Board may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Affiliates and members of the Board shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company or Affiliate, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of Service payments, vacation, bonuses, long-term Service Awards, indemnification, pension or Retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Board may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Board’s discretion, such payments may be made in a lump sum or in installments.

Restrictive Covenants and Other Conditions. The Board may condition the grant of any Award under the Plan on the Participant agreeing to certain conditions or covenants, including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information.

Negative Discretion. Notwithstanding any other provision in the Plan to the contrary, the Board shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant based on individual performance or any other factors that the Board, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized.

Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (including, without limitation, the maximum amounts), the Board shall have the right, in its discretion, to grant a bonus or Award in cash to any Participant for the year in which the amount paid would ordinarily be deductible by the Company for federal income tax purposes in an amount up to the maximum bonus payable, based on individual performance or any other criteria that the Board deems appropriate.

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Domtar Corporation Long-Term Incentive Plan (“LTIP”) – All Participants

Newly Eligible Participants. New hires or promotions to a position as outlined in the ‘Plan Eligibility’ section will be eligible to participate in the Plan starting January 1 of the year after their effective date in the eligible position.

Deferrals. Subject to the requirements of Section 409A of the Code, the Board may postpone the vesting of Awards or the payment of cash in respect of any Award or any action permitted under the Plan, upon such terms and conditions as the Board may establish from time to time.

Indemnification. Each person who is or shall have been a member of the Board and each delegate of such Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company. The Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

Forfeiture for Financial Reporting Misconduct; Other Compensation Clawbacks. If the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement, and if a Participant knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct as determined by the Board, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, then the Participant shall forfeit and disgorge to the Company (i) any Awards granted or vested or (ii) any cash received in respect of Awards that vested based on the materially non- complying financial reporting. The Company may cancel or reduce, or require a Participant to forfeit and disgorge to the Company or reimburse the Company for, any Awards granted or vested and any gains earned or accrued, due to the exercise, vesting or settlement of Awards pursuant to an Award under the Plan, to the extent permitted or required by, or pursuant to any Company policy implemented as required by, applicable law or regulation as from time to time may be in effect or otherwise.

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Domtar Corporation Long-Term Incentive Plan (“LTIP”) – All Participants

Amendment, Modification and Termination. The Board may terminate or suspend the Plan at any time, and may amend or modify the Plan at any time either retroactively or prospectively.

Amendment of Award. In the event that the Board shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Board may affirmatively act to amend, modify or terminate any outstanding Award at any time prior to payment in any manner not inconsistent with the terms of the Plan, including without limitation, modifying the performance criteria and changing the date or dates as of which a Performance Unit is deemed earned or Restricted Units becomes nonforfeitable. Any such action by the Board shall be subject to the Participant’s consent if the Board determines that such action would adversely affect the Participant’s rights under such Award, whether in whole or in part. The Board may, in its sole discretion, accelerate the vesting or lapse of any Performance Cycle or Restricted Period with respect to all or any portion of any outstanding Award at any time. Notwithstanding any provisions of the Plan to the contrary, the Board may not, without the consent of the affected Participant, amend, modify or terminate an outstanding Award or exercise any discretion in any manner that would result in the imposition of an additional tax, interest or penalty under Section 409A of the Code.

409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Board, nor any of the Company’s employees, shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his or her beneficiaries or transferees. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Board may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of Award, if the Board determines, in its sole discretion, that such amendment, modification or termination is necessary or advisable to comply with applicable U.S. law as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A of the Code.

Nontransferability of Awards. Except as provided in this Plan or in an Award Agreement, no Award may be sold, assigned, transferred, pledged or otherwise encumbered except by will or the laws of descent and distribution; provided that the Board may permit the transfer of Awards for estate planning purposes. No amendment to the Plan or to any Award shall permit transfers other than in accordance with the preceding sentence. Any attempt by a Participant to sell, assign, transfer, pledge or encumber an Award without complying with the provisions of the Plan shall be void and of no effect. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant (or, in the event of a Participant’s Disability, such Participant’s legal representative). Following a Participant’s death, all rights with respect to Awards that were outstanding at the time of such Participant’s death and have not terminated shall be exercised by the Participant’s designated beneficiary or by the Participant’s estate in the absence of a designated beneficiary.

No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees, in cash or property, in a manner which is not expressly authorized under the Plan.

No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

No Constraint on Corporate Action. Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld.

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Domtar Corporation Long-Term Incentive Plan (“LTIP”) – All Participants

Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware (without reference to the principles of conflicts of law).

Term of Plan. The Plan shall be effective as of the date on which it is approved by the Board (the “Effective Date”), and shall continue in effect, unless sooner terminated pursuant to the terms of the Plan, until the tenth anniversary of the Effective Date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.

Definitions

“Affiliate” means with respect to any person, any other person that (directly or indirectly) is controlled by, controlling or under common control with such person.

“Award Agreement” means an agreement between the Company and a Participant, setting out the terms and conditions relating to an Award granted under the Plan.

“Board” means the Board of Directors of Domtar Corporation.

“Cause” means (i) the willful failure by the Participant to perform substantially their duties as an Employee of the Company (other than due to physical or mental illness), (ii) the Participant’s engaging in willful or serious misconduct that has caused or could reasonably be expected to be injurious to the Company in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant’s breach of fiduciary duty or fraud with respect to the Company or any Affiliate of the Company, (iv) the Participant’s having been indicted for or convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony or (v) the breach by the Participant of any written covenant or agreement with the Company not to disclose or misuse any information pertaining to, or misuse any property of, the Company or not to compete or interfere with the Company; (vi) violation of any written policy, program or code of the Company or (vii) the commission by the Participant of an act of fraud or embezzlement against the Company; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Cause” then, with respect to any Award made to such Participant, “Cause” shall have the meaning set forth in such employment or severance agreement. In addition, a Participant’s Service shall be deemed to have terminated for Cause if, after a Participant’s Service has terminated (for a reason other than Cause), facts and circumstances are discovered that would have justified a termination for Cause.

“Change in Control” shall be deemed to have occurred if:

(i) any Person, including any “group” (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding the Company, any employee benefit plan sponsored or maintained by the Company or any Affiliate of any of the foregoing, acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s securities; or,

(ii) upon the consummation of a merger, consolidation, division, sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Event”), and immediately following the consummation of which the Persons who were stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power of (x) in the case of a merger or consolidation, the surviving or resulting corporation or (y) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than one-half of the gross fair market value of the consolidated assets of the Company immediately prior to such Corporate Event; provided, that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Change in Control” then, with respect to any Award made to such Participant, “Change in Control” shall have the meaning set forth in such employment or severance agreement.

Notwithstanding the foregoing, an IPO shall not constitute a Change in Control.

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Domtar Corporation Long-Term Incentive Plan (“LTIP”) – All Participants

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term Disability insurance policy and any other termination of a Participant’s employment or Service under such circumstances that the Board determines to qualify as a Disability for purposes of this Plan; provided, that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement; provided, further, that in the case of any Award subject to Section 409A of the Code, Disability shall have the meaning set forth in Section 409A of the Code.

“Employee” means any Officer or employee of the Company or any Subsidiary (as determined by the Board in its sole discretion).

“Employer” means the Company, and, in the discretion of the Board, may also mean any business organization that is an Affiliate of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned Subsidiary of such employer.

“Performance Award” means Performance Units and all other Awards that vest (in whole or in part) upon the achievement of specified Performance Goals.

“Performance Cycle” means the period of time selected by the Board during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.

“Performance Goals” means the objectives established by the Board for a Performance Cycle for the purpose of determining the extent to which a Performance Award has been earned or vested.

“Performance Unit” means a dollar denominated unit (or a unit denominated in the Participant’s local currency) granted, payable upon the achievement, in whole or in part, of the applicable Performance Goals.

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“IPO” means the initial public offering of the equity interests of the Company pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or similar non-U.S. securities law.

“Restricted Period” means the period of time selected by the Board during which a grant of Restricted Units is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Restricted Unit” means a dollar denominated unit contingently awarded under the Plan.

“Retirement” means, unless another definition is incorporated into the applicable Award Agreement, a termination of the Participant’s employment or Service at or after the Participant reaches age 65 or the Participant reaches age 55 with at least 10 years of Service; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Retirement” then, with respect to any Award made to such Participant, “Retirement” shall have the meaning set forth in such employment or severance agreement.

“Section 409A” means Section 409A of the Code and the applicable rules, regulations and guidance promulgated thereunder.

“Service” means, with respect to Employees, continued employment with the Company.

“Service Award” means an Award that vests solely based on the passage of time or continued Service over a fixed period of time.

“Subsidiary” means any business entity in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests.

“Termination for Business Reasons” means (i) termination of a Participant’s employment or Service by the Participant’s Employer or New Employer due to the fact that (x) the Employer or New Employer has ceased or intends to cease (A) to carry on the business or function for the purpose of which the Participant was employed or

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Domtar Corporation Long-Term Incentive Plan (“LTIP”) – All Participants

otherwise provided services, or (B) to carry on that business or function in the place the Participant was employed or otherwise provided services or (y) the requirements of that business (A) for employees to carry out work of a particular kind, or (B) to carry out the work in the place where the Participant was employed or otherwise provided services, have ceased or diminished or are expected to cease or diminish, and, in each case, which is beyond the Participant’s control (other than a termination for Cause or by reason of death, Retirement or Disability); or, (ii) termination of employment or Service by the Participant as a result of (x) the Employer or New Employer requiring the Participant to work in an office which is more than 75 miles from the location of the Employer’s current principal executive office or the location where the Participant is employed or otherwise provides services immediately prior to such termination (subject to such reasonable travel as the performance of Participant’s duties and the business of the Employer may require), or (y) a material diminution in Participant’s compensation or duties.

“Termination of Service” means the date on which a Participant ceases to be an Employee.

“Vesting Date” shall have the meaning set forth in the applicable Award Agreement.

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